Exhibit 99.1

                                   [LOGO] DEC
                              DEVINE ENTERTAINMENT
                                  CORPORATION

Devine Entertainment Announces Engagement of Trilogy Capital Partners to Spearhead Financial Marketing and Investor Relations Initiatives

Trilogy to Drive Community Awareness in U.S. and other Significant Markets for Company's High-Growth Business Model

TORONTO, Ontario - September 20, 2007 -- Devine Entertainment Corporation (OTCBB:DVNNF) capitalizing on the global distribution of award-winning original film and television content, today announced that it has engaged Los Angeles-based Trilogy Capital Partners, a leading financial marketing and investor relations firm, to manage the process of expanding investor community awareness of the Company's anticipated high-growth business operations and initiatives in the United States and other significant equities markets.

Trilogy's responsibilities under the agreement include ongoing contact with prospective investors and the brokerage community, dissemination of news, research and information to Devine's current shareholders, as well as outreach and special presentations to institutional investors and others in the financial community. Trilogy's remuneration is set at a monthly fee of US$10,000 for a period of one year and warrants to purchase up to a total of 1,200,000 common shares at the price of $0.10 per common share that have a three year term.

"With Devine expecting to enter an exciting phase in the growth and development of its strategic business plan to further capitalize on growing opportunities in the multi-billion dollar worldwide entertainment market, we needed to significantly enhance our ability to provide essential news and information to our long-term supporters as well as prospective investors," said David Devine, President and Chief Executive Officer of Devine Entertainment. "Trilogy will greatly assist us in our efforts to keep up with the critical demands of financial and investor communications as we expand our production and distribution operations."

"Devine's track record of successfully creating and distributing award-winning film and television productions has positioned it solidly for growth opportunities in one of the world's largest and most visible industries," said Ryon Harms, President of Trilogy Capital Partners. "We are excited about the opportunity to help Devine deliver its message to the global investor community as it seeks to execute its mission to build revenues and shareholder value."

Devine is an industry-recognized film and television production company targeting the worldwide entertainment marketplace, with distribution across cable, satellite and broadcast television, as well as home video, DVD and the Internet. It has emerged as a leader in the children's and family entertainment marketplace, and is amassing a valuable library of original film and television programming. The Company is expanding its production and distribution of entertainment content through an increased number of alliances with leading international distributors, broadcasters and co-producers.

About Devine Entertainment

Devine Entertainment Corporation develops, creates, and produces award-winning television programming and feature films for worldwide distribution across multiple TV broadcast networks, cable and satellite networks, DVD and Internet markets. Specializing in cultural and educational programming, as well as prime-time drama and comedy entertainment programming, the Company's titles have garnered more than 120 international film and television industry awards, including five Emmy and five Gemini Awards. The Company partners with leading international distributors, broadcasters and co-producers, such as Sony/BMG, Rogers Media and The Carrere Group of France, to produce and distribute its award-winning film and television titles. Among Devine's critically-acclaimed productions are its cultural and educational film series on history's landmark Composers', Inventors' and Artists', which are broadcast in more than 50 countries. The Company continues to expand its proprietary library of high-quality film and television content. Among its general-audience primetime programming is the acclaimed one-hour mystery series, "Across the River to Motor City," delivered to broadcasters worldwide in 2007. Headquartered in Toronto, the Company's common shares trade on the NASD OTCBB market in the U.S. under the symbol DVNNF. The Company's corporate website is www.devine-ent.com .

For investor-specific information and resources, visit http://www.trilogy-capital.com/tcp/devine.

To view current stock quotes and news, visit http://www.trilogy-capital.com/tcp/devine/quote.html.

To view an investor fact sheet about the company, visit http://www.trilogy-capital.com/tcp/devine/factsheet.html.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the future performance of Devine Entertainment Corporation. Forward-looking statements, specifically those concerning future performance and the achievement of operating profitability are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include the market acceptance of the Company's products and services; competition within the film and entertainment industry and the introduction of new entrants and/or products in the Company's markets; adverse changes in governmental regulations and policies affecting the film and entertainment industry; product development risks and risks of technological change; the risk of unanticipated expenses; and other risks and uncertainties all as described in the disclosure documents filed with securities regulatory authorities in accordance with applicable securities laws. Readers are cautioned that the foregoing list of factors is not exhaustive. Although the Company believes that the expectations conveyed by the forward-looking statements are reasonable based on information available to it on the date such forward-looking statements are made, no assurances can be given as to future results, levels of activity and achievements. All subsequent forward-looking statements, whether written or oral, attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The Company assumes no obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

Contacts:

Devine Entertainment Corporation
Arnold Tenney, Richard Mozer
416-364-2282; Toll-free: 877-338-4633
or
Trilogy Capital Partners
Financial Communications:
Ryon Harms, Toll-free: 800-592-6067
ryon@trilogy-capital.com